EXHIBIT 21



                             SEMCO ENERGY, INC.

                            List of Subsidiaries
                       Exhibit 21 to Form 10-K (1997)



The subsidiaries of SEMCO Energy, Inc. (the Registrant) are:


SEMCO Energy Gas Company (formerly Southeastern Michigan Gas Company)
MI-GAS PROPANE COMPANY (a subsidiary of SEMCO Energy Gas Company)
SEMCO Energy Services, Inc.
SEMCO Propane, Inc.
SEMCO Energy Ventures, Inc.
SEMCO Pipeline Company (a subsidiary of SEMCO Energy Ventures, Inc.)
SEMCO Gas Storage Company (a subsidiary of SEMCO Energy Ventures, Inc.)
SEMCO Arkansas Pipeline Company (a subsidiary of SEMCO Energy Ventures, Inc.) SEMCO Gathering Company (a subsidiary of SEMCO Energy Ventures, Inc.) Southeastern Financial Services, Inc. (a subsidiary of SEMCO Energy Ventures,
   Inc.)
Southeastern Development Company (a subsidiary of SEMCO Energy Ventures,
   Inc.)
SEMCO Energy Construction Co. (a subsidiary of SEMCO Energy Ventures, Inc.) Maverick Pipeline Services, Inc. (a subsidiary of SEMCO Energy Ventures,
   Inc.)

Each is incorporated in the State of Michigan and each does business only under its respective corporate name indicated above, except for SEMCO Energy Construction Co. which does business as Sub-Surface Construction Co.